Exhibit 3.1

[______] Shares

Absolute Software Corporation

Common Shares

UNDERWRITING AGREEMENT

October [_____], 2020

NEEDHAM & COMPANY, LLC

CANACCORD GENUITY LLC

CANACCORD GENUITY CORP.

RAYMOND JAMES & ASSOCIATES, INC.

RAYMOND JAMES LTD.

As Representatives of the several Underwriters

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 10177

c/o Canaccord Genuity LLC

99 High Street, 12th Floor

Boston, Massachusetts 02110

c/o Canaccord Genuity Corp.

Brookfield Place, 161 Bay Street, Suite 3000

Toronto, Ontario M5J 2S1

c/o Raymond James & Associates, Inc.

880 Carillon Parkway Tower 3

St. Petersburg, Florida 33716

c/o Raymond James Ltd.

Suite 2100, 925 West Georgia Street

Vancouver BC V6C 3L2 CAN

Ladies and Gentlemen:

Absolute Software Corporation (the “Company”), a corporation existing under the Business Corporations Act (British Columbia) (the “BCBCA”), proposes to issue and sell an aggregate of [•] common shares (the “Shares”) to you and to the several other Underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom you are acting as the representatives (the “Representatives”). The [•] Shares to be sold by the Company are called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option (the “Option”) to purchase up to an additional [•] Shares as provided in Section 1(b). The additional [•] Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”

The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”), pursuant to the Canada/United States Multi-Jurisdictional Disclosure System (“MJDS”) adopted by the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions (as defined below) (“Canadian Securities Regulators”) and the Commission, a registration statement on Form F-10, File No. 333-[•] for the registration of the offering of the Offered Shares under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including the Canadian Base Prospectus (as defined below) and the Canadian Preliminary Prospectus Supplement (as defined below), in each case in the English language, with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission. Such registration statement, as amended, at any given time, including the financial statements, exhibits and schedules thereto, and the documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Item 4 of Form F-10 and the Securities Act, is called the “Registration Statement.” The preliminary prospectus included in the Registration Statement at the time it became effective under the Securities Act describing the Offered Shares and the offering thereof in the United States of America, its territories and possessions, any state of the United States and the District of Columbia (the “United States”) is called the “U.S. Preliminary Prospectus,” and the U.S. Preliminary Prospectus and any other prospectus in preliminary form that describes the Offered Shares and the offering thereof and is used prior to the filing of the U.S. Final Prospectus (as defined below) in the United States is called a “U.S. preliminary prospectus.” The Company has also prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X (the “Form F-X”).

In addition, the Company has prepared and filed (i) with the Canadian Securities Regulators in each of the provinces and territories of Canada, except Quebec (the “Qualifying Jurisdictions”), a preliminary short form base shelf prospectus dated August 18, 2020 (in the English language together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Base Prospectus”) and a short form base shelf prospectus dated August 27, 2020, relating to the distribution up to US$120,000,000 aggregate initial offering amount of common shares, warrants, subscription receipts, units, debt securities and share purchase contracts of the Company (such short form base shelf prospectus in the English language, together with all of the documents and information incorporated therein by reference, the “Canadian Base Prospectus”) pursuant to NI 44-101 (defined below) and NI 44-102 (defined below) (the “Shelf Procedures”) and (ii) with the Canadian Securities Regulators in the Qualifying Jurisdictions, a preliminary short form prospectus supplement dated [•], 2020 to the Canadian Base Prospectus, relating to the distribution of the Offered Shares (in the English language together with all of the documents and information incorporated therein by reference, the “Canadian Preliminary Prospectus Supplement”). The Canadian Preliminary Prospectus Supplement, together with the Canadian Base Prospectus, in the English language together with all of the documents and information incorporated therein by reference, is hereinafter referred to as the “Canadian Preliminary Prospectus.” “Preliminary Offering Documents” means the Canadian Preliminary Prospectus and U.S. Preliminary Prospectus (including, for greater certainty, the documents incorporated therein by reference). “NI 41-101” means National Instrument 41-101 – General Prospectus Requirements adopted by the Canadian Securities Regulators and “NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions adopted by the Canadian Securities Regulators. “NI 44-102” means National Instrument 44-102 – Shelf Distributions adopted by the Canadian Securities Regulators. “NP 11-202” means National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions adopted by the Canadian Securities Regulators.

The Company is prepared to file with the Commission pursuant to General Instruction II.L of Form F-10 the Canadian Prospectus Supplement (as defined below), which includes pricing and other information omitted from the U.S. Preliminary Prospectus, in the English language with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, such prospectus supplement together with the Canadian Base Prospectus included in the Registration Statement relating to the offer and sale of the Offered Shares used in the United States, including the documents incorporated by reference therein, is herein called the “U.S. Final Prospectus.” In addition, the Company is prepared to file a final prospectus supplement (the “Canadian Prospectus Supplement”) to the Canadian Base Prospectus, which includes pricing and other information omitted from the Canadian Preliminary Prospectus, in the English language, and all necessary related documents in order to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions on or before [•]:00 [•].m. (New York City time) on [•], 2020 or such later date and time as the Company and the Representatives, on behalf of the Underwriters, may mutually agree upon in writing (the “Qualification Deadline”). The Canadian Prospectus Supplement, together with the Canadian Base Prospectus, including all documents incorporated therein by reference (but not including any prospectus supplement other than the Canadian Prospectus Supplement), is hereinafter referred to as the “Canadian Final Prospectus.” “Final Offering Documents” means the Canadian Final Prospectus and the U.S. Final Prospectus (including, for greater certainty, the documents incorporated therein by reference).

As used herein, “Applicable Time” is [•] [a][p].m.] (New York City time) on [•], 2020. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the U.S. Preliminary Prospectus together with the free writing prospectuses issued at or prior to the Applicable Time, if any, identified in Schedule II hereto, and the information set forth on Schedule II hereto.

As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act). As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are “qualified institutional buyers” (“QIBs”) and/or institutions that are “accredited investors” (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any Road Show or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule III attached hereto.

“Offering Document Amendment” means any amendment or supplement to any Offering Document (as defined below) pursuant to this Agreement (as defined below), including, in respect of the Canadian Final Prospectus, any amendment to the Canadian Final Prospectus and any documents incorporated or deemed incorporated by reference therein and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under applicable Canadian Securities Laws (as defined hereinafter) relating to the offering and sale of the Offered Shares (a “Canadian Prospectus Amendment”). “Offering Documents” means the Registration Statement, the Preliminary Offering Documents, the Time of Sale Prospectus, the Final Offering Documents and any Offering Document Amendment (including, for greater certainty, the documents incorporated therein by reference).

As used herein, the terms “Registration Statement,” “Preliminary Offering Documents,” “Time of Sale Prospectus” and “Final Offering Documents” shall include the documents incorporated or deemed to be incorporated by reference therein (including without limitation any marketing material) (the “Incorporated Documents”), including, unless the context requires otherwise, the documents, if any, filed as exhibits to such Incorporated Documents.

All references in this Agreement to (i) the Registration Statement, any U.S. preliminary prospectus (including the U.S. Preliminary Prospectus), or the U.S. Final Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the U.S. Final Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 4(b) of this Agreement. All references in this Agreement to the Canadian Preliminary Base Prospectus, the Canadian Base Prospectus, the Canadian Preliminary Prospectus or the Canadian Final Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Canadian Securities Regulators in the Qualifying Jurisdictions pursuant to the System for Electronic Document Analysis and Retrieval (“SEDAR”).

The Underwriters shall offer the Offered Shares for sale to the public directly and through other duly registered investment dealers and brokers in the Qualifying Jurisdictions and the United States only as permitted by Canadian Securities Laws (as defined hereinafter) and United States Securities Laws (as defined hereinafter) and upon the terms and conditions set forth in the Offering Documents and this Agreement. The Underwriters agree that they will not, directly or indirectly, distribute any of the Offering Documents or publish any prospectus, circular, advertisement or other offering material in any jurisdiction other than the Qualifying Jurisdictions, such states of the United States in which the Offered Shares (and their offer and sale) are duly qualified (to the extent required) under United States federal and applicable United States state securities laws, or such other jurisdictions as may be mutually agreed upon by the Representatives on behalf of the Underwriters, and the Company. The Underwriters agree that each of the Underwriters that is not registered as a broker-dealer under Section 15 of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), will not offer or sell any Offered Shares in, or to persons who are nationals or residents of, the United States other than through one of its United States registered broker-dealer affiliates or otherwise in compliance with Rule 15a-6 under the Exchange Act. Sales of Offered Shares in the Qualifying Jurisdictions may be made only by or through a dealer appropriately registered under applicable Canadian Securities Laws (as defined hereinafter) or in circumstances where an exemption from the Canadian registered dealer requirements is available.

The Company agrees that the Underwriters will be permitted to appoint, at their sole expense, other registered dealers or brokers as their agents to assist in the offer and sale of the Offered Shares. The Underwriters shall, and shall require any such dealer or broker, other than the Underwriters, with which the Underwriters have a contractual relationship in respect of the offer and sale of the Offered Shares (a

“Selling Firm”) to, comply with the Canadian Securities Laws (as defined hereinafter) and United States Securities Laws (as defined hereinafter) in connection with the offer and sale of the Offered Shares and shall offer the Offered Shares for sale to the public directly and through the Selling Firms upon the terms and conditions (including the offer price) set out in the Offering Documents and this Agreement. The Underwriters shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Shares only in the United States, the Qualifying Jurisdictions and those jurisdictions outside of Canada and the United States where the Securities may be lawfully offered for sale or sold.

The Underwriters shall, and shall require any Selling Firm to agree to, observe and distribute the Offered Shares in a manner that complies with all applicable laws and regulations (including all Canadian Securities Laws (as defined hereinafter) and United States Securities Laws (as defined hereinafter) in connection with the offer and sale of Offered Shares) in each jurisdiction into and from which they may offer to sell the Offered Shares or distribute the Offering Documents in connection with the offer and sale of the Offered Shares and will not, and will require any Selling Firm not to, directly or indirectly, offer, sell or deliver any Offered Shares or Offering Documents or any other document to any person in any jurisdiction except in a manner which will not require the Company to comply with the registration, prospectus, continuous disclosure, filing or other similar requirements under the applicable securities laws of any jurisdictions (other than the Qualifying Jurisdictions and the United States).

The Representatives shall promptly notify the Company when, in their opinion, the distribution of the Offered Shares has ceased and will provide to the Company, as soon as practicable thereafter, a breakdown of the number of Offered Shares distributed in each of the Qualifying Jurisdictions where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Regulators and, if applicable, in the United States.

In addition, the terms:

“Canadian Securities Laws” means all securities laws in each of the Qualifying Jurisdictions and the respective rules, regulations, instruments, blanket orders and blanket rulings under such laws, together with applicable published policies, policy statements and notices of the applicable securities commission or securities regulatory authority in each of the Qualifying Jurisdictions;

“distribution”, as used in this Agreement for purposes of Canadian Securities Laws matters has the meaning given to it in the Securities Act (British Columbia);

“Financial Information” means (i) the Financial Statements, (ii) the information contained in the Offering Documents under the captions “Prospectus Summary—Summary Consolidated Financial Information” and “Capitalization,” and (iii) the management’s discussion and analysis of the financial condition and results of operations of the Company for the fiscal year ended June 30, 2020, dated August 10, 2020, which is incorporated by reference in the Offering Documents;

“Financial Statements” means the audited consolidated financial statements of the Company for the fiscal years ended June 30, 2020 and 2019, together with the auditors’ report thereon and the notes thereto;

“marketing materials” has the meaning ascribed to such term in NI 41-101;

“material change” has the meaning given to it in the Securities Act (British Columbia);

“material fact” as used in this Agreement for purposes of Canadian Securities Laws matters means a fact that significantly affects, or would or may reasonably be expected to have a significant effect, on the market price or value of the Offered Shares;

“misrepresentation” means a misrepresentation for the purposes of applicable Canadian Securities Laws or any of them or, where undefined under the applicable Canadian Securities Laws of a Qualifying Jurisdiction or for purposes of U.S. federal securities laws, means: (x) in relation to the Offering Documents (other than the Registration Statement) (i) an untrue statement of a material fact, or (ii) an omission to state a material fact, in each case that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made; (y) in relation to the Registration Statement (i) an untrue statement of a material fact or (ii) an omission to state a material fact, in each case that is required to be stated or that is necessary to make a statement not misleading; and (z) in relation to a free writing prospectus, Marketing Materials or Section 5(d) Written Communication, in each case when considered together with the Time of Sale Prospectus as of the Applicable Time, (i) an untrue statement of a material fact, or (ii) an omission to state a material fact, in each case that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

“provide”, as used in the context of sending or making available marketing materials to a potential investor of Offered Shares, has the meaning ascribed to such term under Canadian Securities Laws;

“Shelf Information” means, collectively, the information included in the Canadian Prospectus Supplement that is permitted under the Shelf Procedures to be omitted from the Canadian Base Prospectus for which receipts or other evidences of acceptance have been obtained but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Base Prospectus as of the date of and by virtue of the Canadian Prospectus Supplement;

“standard term sheet” has the meaning ascribed to such term in NI 41-101;

“template version” has the meaning ascribed to such term in NI 41-101 and includes any revised template version of marketing materials as contemplated by NI 41-101; and

“United States Securities Laws” means United States federal and state securities laws.

The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

1. Agreement to Sell and Purchase.

(a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Underwriting Agreement (this “Agreement”), (i) the Company agrees to issue and sell the Firm Shares to the several Underwriters and (ii) each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite that Underwriter’s name in Schedule I hereto, at the purchase price of $[____] for each Firm Share.

(b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to [____] Optional Shares at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time on or before the 30th day after the date of this Agreement upon written or telegraphic notice (an “Optional Shares Notice”) by the Representatives to the Company no later than 12:00 p.m. (New York City time), at least two (2) and no more than five (5) business days before the date specified for closing in the Optional Shares Notice (an “Option Closing Date”), setting forth the aggregate number of Optional Shares to be purchased and the time and date for such purchase. On an Option Closing Date, the Company will issue and sell to the Underwriters the number of Optional Shares set forth in the applicable Optional Shares Notice, and each Underwriter will purchase such percentage of the Optional Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

2. Delivery and Payment. Delivery of the Firm Shares shall be made to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price by wire transfer payable in same-day funds to the order of the Company at the office of Needham & Company, LLC, 250 Park Avenue, New York, New York 10177, at 10:00 a.m. (New York City time) on the second (or, if the purchase price set forth in Section 1(a) hereof is determined after 4:30 p.m. (New York City time) the third) business day after the date of this Agreement, or at such time on such other date, not later than seven (7) business days after the date of this Agreement, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the “First Closing Date”).

To the extent the Option is exercised, delivery of the Optional Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the First Closing Date at the time and date (which may be the First Closing Date) specified in the applicable Optional Shares Notice, subject to the time periods for notice of Option exercise set forth in Section 1(b).

The Offered Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two (2) business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be, by written notice to the Company and shall be delivered by or on behalf of the Company as instructed by the Representatives through The Depository Trust Company’s (“DTC”) DWAC programs in the United States and/or pursuant to the non-certificate issue system maintained by CDS Clearing & Depository Services Inc. in Canada. The Company agrees to make certificates, if any, representing the Offered Shares or evidence of their issuance available for inspection at least 24 hours prior to the First Closing Date or the applicable Option Closing Date, as the case may be.

The cost of transfer taxes, if any, in connection with the issuance and delivery of the Firm Shares and Optional Shares by the Company to the respective Underwriters shall be borne by the Company.

The Company acknowledges and agrees that the Underwriters are acting severally and not jointly in performing their respective obligations under this Agreement (including obligations under any Schedules to this Agreement) and no Underwriter shall be liable for any act, omission or conduct by any other Underwriter.

3. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter as of the date of this Agreement, as of the First Closing Date and as of each Option Closing Date, if any, as follows:

(a) Compliance with Registration Requirements. The Registration Statement has become effective on [                ], 2020 upon filing pursuant to Rule 467(a) under the Securities Act. The Company has complied, to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b) Foreign Private Issuer. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and meets the requirements to use Form F-10 under the Securities Act to register the offering of the Offered Shares under the Securities Act. The Company has prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X in conjunction with the filing of the Registration Statement. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to applicable requirements of the Securities Act.

(c) Disclosure. The information and statements contained in the Preliminary Offering Documents, respectively, contain, as at their respective filing dates, no misrepresentation, and comply in all material respects with the requirements of all applicable Canadian Securities Laws. The information and statements contained in the Final Offering Documents and any Offering Document Amendment in respect of the Final Offering Documents, respectively, will contain, as at their respective filing dates and as of the First Closing Date and at each applicable Option Closing Date, no misrepresentation, and, in the case of the Canadian Final Prospectus and any Canadian Prospectus Amendment, will constitute full, true and plain disclosure of all material facts relating to the Company and the Offered Shares as required by Canadian Securities Laws (taking into account the disclosure in the Canadian Final Prospectus, in the case of a Canadian Prospectus Amendment which does not restate the text of the Canadian Final Prospectus) and comply in all material respects with the requirements of Canadian Securities Laws. Each U.S. preliminary prospectus and the U.S. Final Prospectus when filed complied or will comply, as applicable, in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof (if any) delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any misrepresentation. As of the Applicable Time, the Time of Sale Prospectus did not, and at the First Closing Date (as defined in Section 2) and at each applicable Option Closing Date (as defined in Section 2), will not, contain any misrepresentation. The representations and warranties set forth in this Section 3(c) do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or any other Offering Document, made in reliance upon and in conformity with written information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 7(b) below. There are no contracts or other documents required to be described in the Offering Documents or to be filed as an exhibit to the Registration Statement which have not been described or filed as required. The filing of the respective Offering Documents shall also constitute the Company’s consent to the Underwriters’ use of such Offering Documents in connection with the offer and sale of the Offered Shares in the Qualifying Jurisdictions and the United States in compliance with this Agreement, Canadian Securities Laws and United States Securities Laws. Each Offering Document when filed with Canadian Securities Regulators on SEDAR or with the Commission on EDGAR, as applicable shall be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares.

(d) Free Writing Prospectuses; Road Show. As of the applicable determination date referenced in Rule 164(h) under the Securities Act, the Company was not, is not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Offered Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission, retention and legending, as applicable, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus or the U.S. Final Prospectus unless such information has been superseded or modified as of such time. Except for the free writing prospectuses, if any, identified in Schedule II, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior written consent, prepare, use or refer to, any free writing prospectus. Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, contain any misrepresentation.

(e) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 1(b), (ii) the completion of the Underwriters’ offer and sale of the Offered Shares, and (iii) the expiration of 25 days after the “offering date” (as defined in Rule 174 under the Securities Act), the Company has not distributed and will not distribute any offering material that would be required to be delivered in connection with the offering and sale of the Offered Shares other than the Offering Documents or any free writing prospectus reviewed and consented to by the Representatives, the free writing prospectuses, if any, identified on Schedule II hereto and any Permitted Section 5(d) Communications identified on Schedule III hereto

(f) The Underwriting Agreement. The Company has the requisite corporate power, authority and capacity to enter into this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; except as enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law

(g) Authorization of the Offered Shares. The Offered Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale of the Offered Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Offered Shares.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Offering Documents or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as otherwise disclosed in the Offering Documents, subsequent to the respective dates as of which information is given in the Offering Documents: (i) there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in (A) the condition, financial or otherwise, or in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (B) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such change being referred to herein as a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its subsidiaries, considered as one entity, and have not entered into any material transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the capital stock or any material increase in any short-term or long-term indebtedness of the Company or its subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, by any of the Company’s subsidiaries on any class of capital stock, or any repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(j) Independent Accountants. Deloitte LLP (the “Accountants”), which has expressed its opinion with respect to the Financial Statements, is (i) an independent registered public accounting firm as required by the Securities Act, the Exchange Act, the rules of the Public Company Accounting Oversight Board (“PCAOB”), the CPA Code of Professional Conduct of the Chartered Professional Accountants of British Columbia and in accordance with Canadian Securities Laws, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn. There has not been any reportable event (within the meaning of National Instrument 51-102 — Continuous Disclosure Obligations) with such auditors with respect to audits of the Company.

(k) Financial Statements. The Financial Statements present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in stockholders’ equity and cash flows for the periods specified. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply as to form in all material respects with the applicable accounting requirements of Canadian Securities Laws and the BCBCA. No other financial statements or supporting schedules are required under applicable Canadian Securities Laws or the rules and regulations of the Commission to be included or incorporated by reference in the Offering Documents. The financial data set forth in each of the Offering Documents under the captions “Prospectus Summary—Summary Consolidated Financial Information and other Data” and “Capitalization” fairly present the information set forth therein in all material respects and on a basis consistent with that of the Financial Statements. All disclosures contained in the Offering Documents and any free writing prospectus that constitute “non-GAAP financial measures” (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, if and as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the U.S. Final Prospectus.

(l) Company’s Accounting System. The Company and each of its subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS as issued by IASB and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(m) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting as those terms are defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, which (i) are designed to provide reasonable assurance that material information relating to the Company and each of its subsidiaries is made known to those within the Company and each of its subsidiaries responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable laws; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent year end; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated), including any material weaknesses in its internal control over financial reporting which would be required to be disclosed in a certificate issued pursuant to National Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(n) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a corporation to transact business and is in good standing under the laws of Canada and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(o) Subsidiaries. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in the BCBCA and limited to those entities listed in the section titled “Corporate Structure” in the Company’s Annual Information Form for the fiscal year ended June 30, 2020) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Offering Documents, except where the failure to be in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Each of the Company’s subsidiaries is duly qualified as a corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. None of the outstanding capital stock or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. The constitutive or organizational documents of each of the subsidiaries comply in all material respects with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit A hereto.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Documents under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Offering Documents). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Offering Documents. All of the issued and outstanding Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with all applicable securities laws. None of the outstanding Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Offering Documents. The descriptions of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Offering Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights in all material respects. The Company has not been notified of, nor is it party to, any agreement which in any manner affects the voting or control of any securities of the Company or its subsidiaries.

(q) Stock Exchange Listing. The Offered Shares have been approved for listing on The NASDAQ Global Select Market (the “NASDAQ”), subject only to official notice of issuance. The issued and outstanding Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”), and the Offered Shares will be conditionally approved for listing and posting for trading on the TSX on or before the First Closing Date, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any of its subsidiaries is in violation of its articles or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Offering Documents and the issuance and sale of the Offered Shares (including the use of proceeds from the sale of the Offered Shares as described in the Offering Documents under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the articles or by-laws, partnership agreement or operating agreement or similar organizational documents, as applicable, of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, except, in the cases of (ii) and (iii) above, as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Offering Documents, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act or Canadian Securities Laws, as applicable, or as will be obtained or made prior to the First Closing Date (or each applicable Option Closing Date). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) Compliance with Laws. The Company and its subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to result in a Material Adverse Change.

(t) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change. No labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change, exists or, to the knowledge of the Company, is threatened or imminent.

(u) Intellectual Property Rights. The Company and its subsidiaries own, or have obtained valid and enforceable licenses for, the inventions, patent applications, patents, industrial designs, trademarks, trade names, service names, copyrights, works trade secrets, confidential information and other intellectual property described in the Offering Documents as being owned or licensed by them, or which are used in or otherwise necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (collectively, “Intellectual Property”), except where the failure to so own or obtain would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and the conduct of their respective businesses does not and will not infringe, misappropriate or otherwise conflict with any intellectual property rights of others, except for such infringements, misappropriations or conflicts that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Intellectual Property owned by the Company, and to the knowledge of the Company the Intellectual Property licensed to the Company, has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and the Company is unaware of any facts which would form a reasonable basis for any such adjudication. To the Company’s knowledge, except as would not result in a Material Adverse Change: (i) there are no third parties who have rights to any Intellectual Property, including liens, hypothecs, security interests, or other encumbrances, except for customary reversionary rights of third-party licensors with respect to Intellectual Property that is disclosed in the Offering Documents as licensed to the Company or one or more of its subsidiaries; (ii) there is no infringement by third parties of any Intellectual Property; and (iii) the Company is the sole owner of the Intellectual Property owned by it. Except as would not result in a Material Adverse Change, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Offering Documents as under development, infringe or violate, any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others (nor has the Company received any such claim from a third party), and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim, except as would not result in a Material Adverse Change. The Company and its subsidiaries, and to the knowledge of the Company each counterparty thereto, have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any subsidiary, and all such agreements are in full force and effect, except any noncompliance that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and intellectual property and invention assignment agreements and moral rights waivers with their existing and former employees and contractors, and, to the knowledge of the Company, no existing or former employee or contractor of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, intellectual property and invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s or contractor’s employment or engagement with the Company. The duty of candor and good faith as required by the United States Patent and Trademark Office during the prosecution of the United States patents and patent applications included in the Intellectual Property have been complied with in all material respects; and in all foreign offices having similar requirements, to the knowledge of the Company, all such requirements have been complied with in all material respects. None of the Company owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its subsidiaries has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or its subsidiaries or any of their respective officers, directors or employees or, to the knowledge of the Company, otherwise in violation of the rights of any persons, except as would not result in a Material Adverse Change. The Company’s Persistence technology and certain software and communications technologies fall within the scope of one or more of the U.S. and international patents owned by the Company. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret. No government funding, facilities of a university, college, other educational institution or research centre was used in the development of the Intellectual Property owned by the Company or its subsidiaries, except as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Change. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries have secured the assistance of each existing and former employee or contractor to execute all applications, specifications, oaths, assignments, and all other instruments that Company deems proper or necessary in order to apply for and obtain registered rights and to testify in a suit or other proceeding relating to the Intellectual Property.

(v) All Necessary Permits, etc. The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses, approvals, consents or permits required by state, federal, provincial, local or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Offering Documents (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change, neither the Company nor any of its subsidiaries is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit.

(w) Title to Properties. The Company and its subsidiaries have good and marketable title to all of the real and personal property and other assets reflected as owned in the Financial Statements (other than with respect to Intellectual Property, title to which is addressed exclusively in subsection (u)), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except those that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(x) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, provincial, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or as would not individually or in the aggregate reasonably be expected to have a Materially Adverse Change. The Company and its subsidiaries have properly withheld or collected and remitted all amounts required to be withheld or collected and remitted by it in respect of any governmental charges, except as would not individually or in the aggregate reasonably be expected to have a Materially Adverse Change. The Company has made adequate charges, accruals and reserves in the Financial Statements in respect of all federal, provincial, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined. No stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties (“Transfer Taxes”) are payable in Canada by or on behalf of the Underwriters in connection with (i) the issuance of the Offered Shares by the Company in the manner contemplated by this Agreement or (ii) the execution and delivery of this Agreement. There are no actions, suits, proceedings, investigations or claims threatened or pending against the Company or any of its subsidiaries in respect of taxes, governmental charges or assessments or any matters under discussion with any governmental authority relating to taxes, governmental charges or assessments asserted by any such authority, with such exceptions as would not result in a Material Adverse Change.

(y) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, earthquakes and policies covering the Company and its subsidiaries for product liability claims. All such policies are in full force and effect and, to the knowledge of the Company, no material default exists under such policies of insurance as to the payment of premiums or otherwise under the terms of any such policy. There are no claims by the Company nor any of its subsidiaries under any such policy or instrument as to which any insurance company is denying lability or defending under a reservation of rights clause. The Company has no reason to believe that it or any of its subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(z) Compliance with Environmental Laws. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change: (i) neither the Company nor any of its subsidiaries is in violation of any federal, provincial, state, regional, local or foreign statute, law, rule, regulation, by-law, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, licenses, certificates, authorizations, consents and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries or in connection with any properties owned or leased by the Company and/or its subsidiaries or which would reasonably be expected to result in the revocation, termination or modification of any certificate, authorization, license, approval, consent or permit required under any applicable Environmental Laws; and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or, to the knowledge of the Company, its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except as would not result in a Material Adverse Effect.

(bb) Compliance with Employment Laws. The Company and its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, employment or labour standards, human rights, occupational health and safety, workers compensation, pay equity and wages, except where the failure to be in compliance would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All employee plans have been maintained in compliance with their terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such employee plans, in each except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and have been publicly disclosed to the extent required by Applicable Securities Laws and all material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal, provincial or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Company and/or its subsidiaries, as applicable.

(cc) Labour Disruption. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, there is not currently any labour disruption, conflict, slowdown, work stoppage, complaint or grievance threatened or, to the knowledge of the Company, pending against the Company or its subsidiaries which is adversely affecting or could adversely affect the carrying on of the business of the Company and its subsidiaries, on a consolidated basis; and no union representation question exists respecting the employees of the Company and its subsidiaries and no collective bargaining agreement is in place or currently being negotiated by the Company or its subsidiaries, and no certification application, common employer declaration, organizing campaign or effort is currently filed or underway with respect to the Company or its subsidiaries.

(dd) Employee Benefit Plans. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each of the Company and its subsidiaries has satisfied all obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company or any of its subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis and no such plan is a multi-employer or defined benefit pension plan.

(ee) Company Not an “Investment Company” or “Controlled Foreign Corporation.” The Company is not, and will not be, either after receipt of payment for the Offered Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Offering Documents, required to register as an “investment company” under the Investment Company Act of 1940, as amended. To the Company’s knowledge, based solely upon the record ownership of Shares, and without regard to the beneficial ownership of Shares held in street name, the option to acquire Shares granted hereunder to the underwriters, and any indirect or constructive ownership by U.S. persons pursuant Section 958 of the Code not actually disclosed to the Company, the Company is not a “controlled foreign corporation” as defined in the Code.

(ff) No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, or has taken any action which would directly or indirectly violate Regulation M.

(gg) Related-Party Transactions. There are no related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Offering Documents that have not been described as required.

(hh) Parties to Lock-Up Agreements. The Company has furnished to the Underwriters a letter agreement in the form attached hereto as Schedule IV (the “Lock-up Agreement”) from each of the persons listed on Schedule V. Such Schedule V lists under an appropriate caption the directors and executive officers of the Company. If any additional persons shall become directors or executive officers of the Company prior to the end of the Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-up Agreement.

(ii) Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Offering Documents are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(jj) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has made any contribution or other payment to any official of, or candidate for, any federal, provincial, state, municipal or foreign office or any other person charged with similar public or quasi-public duties, in violation of any law or of the character required to be disclosed in the Offering Documents.

(kk) Anti-Corruption and Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor any director, officer or any employee of the Company or any of its subsidiaries, nor to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made or taken any act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or public international organization, or any political party, party official, or candidate for political office; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the Anti Corruption Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ll) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) Sanctions. Neither the Company nor any of its subsidiaries, any directors, officers or employees, nor to the knowledge of the Company, any agents, affiliates or other persons acting on behalf of the Company or any of its subsidiaries is, nor is owned or controlled by a person that is, currently the subject or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Canada, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria; and the Company will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such financing, is the subject or the target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of applicable Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or the target of Sanctions.

(nn) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(oo) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 15 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 15 hereof.

(pp) No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its properties, assets or revenues has any right of immunity under Canada, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canada, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement.

(qq) Enforceability of Judgments. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Canadian courts as having jurisdiction (according to Canadian conflicts of laws principles and rules of Canadian private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of Canada.

(rr) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) or “forward-looking information” (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) contained in the Offering Documents (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is identified as such and is accompanied by meaningful cautionary statements cautioning users of forward-looking statements and forward-looking information that actual results may vary from the forward-looking statements and forward-looking information and identifying those factors that could cause actual results to differ materially from those in such forward-looking statement or forward-looking information and accurately stating the material factors or assumptions used to develop forward-looking statements and forward-looking information.

(ss) No Outstanding Loans or Other Extensions of Credit. The Company does not have any outstanding extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company except for such extensions of credit as are expressly permitted by Section 13(k) of the Exchange Act.

(tt) Data Privacy and Security Laws. Except as would not, individually or in the aggregate, have a Material Adverse Change, (A) the Company and its subsidiaries are, and at all times in the past five (5) years were, in compliance in all respects with all applicable state, provincial federal and international data privacy and data security laws and regulations, including without limitation, as applicable, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-91, as amended, and regulations under the Administrative Simplification provisions of HIPAA (45 C.F.R. Parts 160-164) (collectively “HIPAA”); the Health Information Technology for Economic and Clinical Health Act, enacted as title XIII of division A and title IV of division B of the American Recovery and Reinvestment Act of 2009 (ARRA) (Pub. L. 111–5) and regulations (collectively “HITECH”); the Family Educational Rights and Privacy Act

(“FERPA”) (20 U.S.C. § 1232g; 34 CFR Part 99); Gramm-Leach-Bliley Act, Pub. L. No. 106-102, 113 Stat. 1338, and implementing regulations; the California Consumer Privacy Act of 2018 (“CCPA”); Personal Information Protection and Electronic Documents Act, SC 2000, c 5. (“PIPEDA”), the Personal Information Protection Act (British Columbia), the Personal Information Protection Act (Alberta), An Act Respecting the Protection of Personal Information In the Private Sector (Quebec), and the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”); and (B) the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance, in all respects with their policies and procedures relating to data privacy and security with respect to the collection, storage, use, disclosure, handling, transfer and analysis of Personal Data. “Personal Data” means all data collected from or about a natural person, whether an employee, customer, or other third party, or a natural person’s device and includes, without limitation: (i) a natural person’s (including, without limitation, any employees or other third parties) name, street address, telephone number, e-mail address, photograph, social security number. tax identification number, government issued identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information that would qualify as “personally identifying information”, “personal information,” or “personal data” under any applicable state, federal, or international law; (iii) Protected Health Information as defined by HIPAA; (iv) “personal data” as defined by GDPR; (v) “personal information” as defined by PIPEDA; and (vi) any other piece of information that identifies such natural person or a natural person’s device. Except as would not, individually or in the aggregate, have a Material Adverse Change, neither the Company nor any of its subsidiaries (X) have at any time in the past five (5) years received written notice of any actual or reasonably likely liability of the Company or its subsidiaries relating to any violation of any Privacy Laws, including, but not limited to any such liability relating to any security or data privacy breaches suffered by the Company or its subsidiaries or other unauthorized or improper collection of, access to, use of, or destruction of its Personal Data owned or controlled by the Company or its subsidiaries; (Y) other than pursuant to its compliance efforts in the ordinary course of business, is currently conducting, subject to, or paying for, in whole or in part, any investigation, remediation, or other corrective action resulting from the Company’s or its subsidiaries’ non-compliance with any Privacy Law; or (Z) has in the past five (5) years been a party to any order, decree, settlement agreement, or judgment from a governmental entity that imposes any obligation or liability under any Privacy Law.

(uu) Anti-Spam Laws. Except as would not, individually or in the aggregate, have a Material Adverse Change, the Company and its subsidiaries are, and at all times have been, in compliance with all applicable laws relating to the sending of spam/unsolicited electronic messages, including Canada’s Anti-Spam Legislation (CASL) and Controlling the Assault of Non-Solicited Pornography And Marketing Act of 2003 (CAN-SPAM) (collectively the “Anti-Spam Laws”). Without limiting the previous sentence: (i) the Company has developed: (A) a commercially reasonable informal policy or policies regarding anti-spam consistent with applicable Anti-Spam Laws; (B) consent language for all commercial electronic messages being sent by the Company that complies in all material respects with applicable Anti-Spam Laws; and (C) the prescribed form and content for all commercial electronic messages being sent by or for the Company in accordance with all applicable Anti-Spam Laws in all material respects; (ii) the Company has obtained express consent, as required by applicable Anti-Spam Laws, from all recipients of the Company’s commercial electronic messages; (iii) the Company has implemented a functional, readily-performed, unsubscribe mechanism with immediate processing capabilities, and except as would not have a Material Adverse Change, all unsubscribe requests have been promptly acted upon; (iv) the Company does not install computer programs on third-party computer systems except in compliance with Anti-Spam Laws in all material respects; (v) the Company has taken commercially reasonable efforts to ensure that it does not make false or misleading commercial representations online or in any electronic communication; and (vi) to the Company’s knowledge, the Company is not the subject of a complaint, audit, review, investigation or inquiry or similar proceeding, made under any Anti-Spam Law.

(vv) Company Products. In this paragraph, “Company Product” means all software that is owned, developed or otherwise made available by the Company or that is used in the Company’s provision of products and services to customers of the Company’s businesses, and (ii) the prior and current products and services of the Company developed, manufactured, sold, offered for sale, distributed, hosted, or supported by the Company. Except for any licensed-in Intellectual Property, and except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, all of the technology included in Company Products was developed by the Company’s employees or contractors (i) without the unlawful or unauthorized use of any third-party technology or intellectual property and (ii) after the expiration of any period of non-competition that would restrict such development as set forth in any agreement between the Company, or any such employee or contractor, and any third party. The Company is in actual possession and control of the applicable source code, object code, code writes, notes, documentation, programmers’ notes, source code annotations, user manuals and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of each Company Product, except where the failure to be in actual possession or control, as applicable, would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. To the Company’s knowledge, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no material defects in the Company Products that would prevent the Company Products from operating in accordance with their user specifications. To the Company’s knowledge, no claims have been asserted or threatened against the Company under or based upon any contractual obligation or warranty provided by or on behalf of the Company, including with respect to any Company Products. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, there have been and are no defects, malfunctions or nonconformities in any Company Products.

(ww) Open Source Software. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company is, and has been, in compliance with all contracts governing any Open Source Software used, licensed or distributed by the Company, and none of the Company Products incorporates or is comprised of or distributed with any Open Source Software in a manner that (i) requires the distribution of source code to the Company Product; (ii) limits the Company’s freedom to seek full compensation in connection with marketing, licensing, and distributing the Company Product; (iii) allows a customer or requires that a customer have the right to decompile, disassemble or otherwise reverse engineer any item included in the Company Product; or (iv) imposes any other limitation, restriction or condition on the Company from exercising or asserting its rights, including its Intellectual Property rights, in or to the Company Products. In this paragraph, “Open Source Software” means (a) any software that contains, or is wholly or partly derived in any manner from, any software that is distributed as “free software” or “open source software” (e.g. Linux), or under “open source,” “copyleft” or similar licensing and distribution models; and (b) any software that requires as a condition of use, modification, or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; or (iii) be redistributable at no or minimal charge. Open Source Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU Affero General Public License (AGPL), GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) BSD licenses, (e) the Netscape Public License, (f) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and (g) the Apache Software License.

(xx) Cybersecurity. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Company and its subsidiaries have implemented and maintain commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data, including “Personal Data,” used in connection with their businesses. Except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, to the Company’s knowledge: (i) the IT Systems are fully functional and are sufficient for conducting the businesses of the Company and its subsidiaries as presently conducted and have not malfunctioned or failed; (ii) there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (iii) the Company and its subsidiaries have been and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and data, including Personal Data, and to the protection of such IT Systems and data, including Personal Data, from unauthorized use, access, misappropriation or modification; and (iv) except as may be necessary for the intended and proper functioning of the Company Products, the Company Products and IT Systems do not contain, and the Company has taken commercially reasonable actions, consistent with current industry standards, to prevent the introduction into the Company Products or IT Systems, any back door, time bomb, drop dead device, or other software routine designed to disable a computer program automatically with the passage of time or under the positive control of a person other than the user of the program, and any virus, trojan horse, worm, or other software routines or hardware components designed to permit unauthorized access, to disable, erase, or otherwise harm software, hardware, or data. The IT Systems of the Company and its subsidiaries are adequate in all material respects for the current and currently proposed business operations of the Company and its subsidiaries.

(yy) Source Code. To the Company’s knowledge, none of the Company’s software is subject to any contract with any person under which the Company has deposited, or could be required to deposit, into escrow the source code of any Company software; and, except as would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, no such source code has been released to any person, or is entitled to be released to any person, by any escrow agent, and the consummation of the transactions contemplated in this Agreement will not trigger the release of any source code of any such Company software.

(zz) Emerging Growth Company Status. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged in any Section 5(d) Written Communication or any Section 5(d) Oral Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(aaa) Communications. The Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the Securities Act other than Permitted Section 5(d) Communications with the consent of the Representatives with entities that are QIBs or IAIs and (ii) has not authorized anyone other than the Representatives to engage in such communications; the Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications (that are consistent with the Permitted Section 5(d) Communications) and Section 5(d) Written Communications; as of the Applicable Time, each Permitted

Section 5(d) Communication, when considered together with the Time of Sale Prospectus, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement and the U.S. Preliminary Prospectus.

(bbb) No Contract Terminations. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the Offering Documents or any free writing prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof.

(ccc) Dividend Restrictions. No subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such subsidiary’s equity securities or from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or from transferring any property or assets to the Company or to any other subsidiary.

(ddd) Canadian Reporting Issuer and Public Disclosure. The Company is a reporting issuer or the equivalent in good standing in all of the Qualifying Jurisdictions under the Canadian Securities Laws and the Company is in compliance, in all material respects, with all of its applicable continuous disclosure obligations and timely disclosure obligations under the Canadian Securities Laws and the rules and regulations of the TSX.

(eee) Shelf Procedures Eligibility. The Company is qualified under NI 44-101 to file a prospectus in the form of a short form prospectus in each of the Qualifying Jurisdictions and is eligible to use the Shelf Procedures.

(fff) Shelf Procedures. The Company has prepared and filed with the Canadian Securities Regulators in accordance with the Shelf Procedures, the Canadian Base Prospectus and has obtained receipts for the Canadian Base Prospectus from the British Columbia Securities Commission for and on behalf of itself and each of the other Canadian Securities Regulators. The aggregate amount of all Shares issued pursuant to the Canadian Base Prospectus does not and, upon completion of the offering, will not exceed US$120,000,000, being the maximum allowable amount thereunder.

(ggg) No Significant Acquisition. The Company or any subsidiary (i) has not made any acquisition that is a “significant acquisition” within the meaning of Canadian Securities Laws in its current financial year or prior financial years in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws, and (ii) does not currently propose to make an acquisition that has progressed to a state where a reasonable person would believe that the likelihood of the acquisition being completed is high, and that would be a “significant acquisition” within the meaning of the Canadian Securities Laws, if completed as of the date of the Offering Documents, and in respect of which historical and/or pro forma financial statements would be required to be included or incorporated by reference into the Offering Documents under applicable requirements of Canadian Securities Laws.

(hhh) Audit Committee. The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of National Instrument —Audit Committees and the audit committee of the Company operates in accordance with all material requirements of National Instrument —Audit Committees.

(iii) No Rated Debt or Preferred Securities. There are no debts or preferred securities issued, or guaranteed, by the Company or its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(jjj) Certificates. The form of the certificates representing the Shares have been duly approved and adopted by the Company and comply in all material respects with the requirements of the BCBCA and the TSX.

(kkk) Sarbanes-Oxley. The Company has taken all necessary actions to ensure that, as of the time of effectiveness of the Registration Statement (or, if the Company files any post-effective amendment to the Registration Statement, the effective time of the latest such amendment), it will be in compliance in all material respects with all provisions of the U.S. Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the time of effectiveness of the Registration Statement (or, if the Company files any post-effective amendment to the Registration Statement, the effective time of the latest such amendment).

Any certificate signed by any officer or representative of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

4. Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) Delivery of Time of Sale Prospectus and U.S. Final Prospectus. The Company shall furnish to you in New York City, without charge, prior to 10:00 a.m. (New York City time) on the business day next succeeding the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Final Offering Documents, and any supplements and amendments thereto as you may reasonably request.

(b) Company to Provide Copy of the U.S. Final Prospectus in Form That May be Downloaded from the Internet. If requested by the Representatives, the Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to the Representatives an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of U.S. Final Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the Representatives to offerees and purchasers of the Offered Shares; (ii) it shall disclose the same information as the paper U.S. Final Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic U.S. Final Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow investors to store and have continuously ready access to the U.S. Final Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the U.S. Final Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the documents incorporated by reference in the U.S. Final Prospectus.

(c) Representatives’ Review of Proposed Amendments and Supplements. During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representatives for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representatives’ prior written consent, such consent not to be unreasonably withheld. Prior to amending or supplementing the Preliminary Offering Documents, the Time of Sale Prospectus or the Final Offering Documents, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representatives’ prior written consent, such consent not to be unreasonably withheld.

(d) Free Writing Prospectuses. The Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representatives’ prior written consent, such consent not to be unreasonably withheld. The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict or so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representatives’ prior written consent, such consent not to be unreasonably withheld.

(e) Filing of Underwriter Free Writing Prospectuses. The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(f) Offering Document Amendments.

(i) During the period from the date of this Agreement until the later of the First Closing Date (or with respect to the Optional Shares, each Option Closing Date) and the date of completion of distribution of the Offered Shares under the Final Offering Documents, the Company will comply in all material respects with applicable Canadian Securities Laws, and the Company will prepare, with the input of the Underwriters, acting reasonably, and the Company will file promptly after consultation with the Underwriters, any Canadian Prospectus Amendment which, in the opinion of the Company, acting reasonably, may be necessary or advisable, and will otherwise comply with all legal requirements and take all actions necessary to continue to qualify the Offered Shares for distribution in each of the Qualifying Jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares.

(ii) In the event that the Company is required by Canadian Securities Laws (as a result of a change in Canadian Securities Laws or otherwise) to prepare and file a Canadian Prospectus Amendment, the Company shall prepare and deliver promptly to the Underwriters signed and certified copies of such Canadian Prospectus Amendment in the English language. Concurrently with the delivery of any Canadian Prospectus Amendment, the Company shall deliver to the Underwriters, with respect to such Canadian Prospectus Amendment, documents similar to those referred to in Sections 5(a)(y)(i), 5(a)(y)(ii) and 5(b). The Underwriters shall deliver a copy of any applicable Canadian Prospectus Amendment to each purchaser of Offered Shares from the Underwriters in accordance with Canadian Securities Laws.

(iii) In addition to the matters set out above in this Section 4(f) and in Section 4(h), the Company will, in good faith, discuss with the Underwriters any change, event or fact contemplated in those Sections which is of a nature that there may be reasonable doubt as to whether notice should be given to the Underwriters under Section 4(h) and will consult with the Underwriters with respect to the form and content of any Offering Document Amendment, it being understood and agreed that no such Offering Document Amendment will be filed with any Canadian Securities Regulator or the Commission, and no Offering Document Amendment will be distributed, prior to review by the Underwriters and their counsel, and the Company shall permit the Underwriters to reasonably review and participate in the preparation of any Offering Document Amendment and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations as an underwriter under the Canadian Securities Laws and United States Securities Laws in order to enable it to responsibly execute the certificate in any Offering Document Amendment required to be executed by it.

(iv) If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the U.S. Final Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include a misrepresentation, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 4(c) and Section 4(d) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include a misrepresentation or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(v) If, during such period after the first date of the public offering of the Offered Shares based upon the reasonable advice of counsel for the Underwriters, the Canadian Prospectus Supplement (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Canadian Prospectus Supplement in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if, based upon the reasonable advice of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Prospectus Supplement to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Offered Shares may have been sold by the Underwriters and to any other dealers upon request, either amendments or supplements to the Canadian Prospectus Supplement so that the statements in the Canadian Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances in which they were made, be misleading or so that the Canadian Prospectus Supplement, as amended or supplemented, will comply with applicable law.

(g) Certain Notifications and Required Actions. After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (i) the receipt of any comments of, or requests made by any securities commission, stock exchange or comparable authority for amending or supplementing any of the Offering Documents, or for additional or supplemental information; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Offering Documents or any free writing prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (iv) the suspension of the qualification of the Offered Shares for offering or sale in any of the Qualifying Jurisdictions or in the United States; and (v) the issuance by any securities commission, stock exchange or comparable authority of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Offering Document or free writing prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if any such order is issued, to obtain the lifting of such order at the earliest possible moment.

(h) Material change or change in material fact during distribution.

(i) After the date of this Agreement, the Company shall promptly advise the Representatives in writing of: (A) any material change (whether actual, or, to the knowledge of the Company, anticipated, contemplated, proposed or threatened) in the earnings, business, properties, operations, operating results, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the subsidiaries taken as a whole; (B) any material fact that has arisen or has been discovered and would have been required to have been stated in the Offering Documents or any Offering Document Amendment had the fact arisen or been discovered on, or prior to, the date of such document; and (C) any change in any material fact (which for the purposes of this Agreement shall be deemed to include the disclosure of any previously undisclosed material fact) contained in the Offering Documents or any occurrence of a material fact after the date of this Agreement, which change or fact is, or would reasonably be expected to be, of such a nature as to render any statement in the Offering Documents misleading or untrue or which would result in a misrepresentation in the Offering Documents or which would result in the Offering Documents not complying in all material respects (to the extent that such compliance is required) with Canadian Securities Laws or United States Securities Laws, in each case, as at any time up to and including the later of the First Closing Date (or, with respect to the Optional Shares, each Option Closing Date) and the date of completion of the offer and sale of the Offered Shares under the Final Offering Documents.

(ii) The Company shall promptly, and in any event within any applicable time limitation, comply to the satisfaction of the Underwriters, acting reasonably, with all applicable filings and other requirements under the Canadian Securities Laws and the United States Securities Laws as a result of any change or fact contemplated under this Section 4(h), provided that the Company shall not file any Offering Document Amendment or other document, or distribute any Offering Document Amendment or other document, without first consulting with the Underwriters. The Company shall in good faith discuss with the Underwriters any fact or change in circumstances which is of such a nature that there is reasonable doubt whether written notice need be given under this Section 4(h).

(iii) The Company covenants and agrees with the Underwriters that it will: (A) promptly provide to the Underwriters, during the period commencing on the date hereof and until completion of the offer and sale of the Offered Shares, copies of any filings made by the Company of information relating to the offering of the Offered Shares with any stock exchange or any securities regulatory body in Canada or the United States or any other jurisdiction; and (B) promptly provide to the Underwriters, during the period commencing on the date hereof and until completion of the offer and sale of the Offered Shares, drafts of any press releases (other than press releases which do not contain material facts and relate to promotion of Company products or business, sponsorship of events or similar press releases issued with a view to market the products or business of the Company as opposed to disclosing material facts or other material information, for which the Underwriters’ review and consent is not required) of the Company relating to the Company or the offering contemplated by this Agreement for review by the Underwriters and the Underwriters’ counsel prior to issuance, provided that the Company may issue such press releases immediately without prior Underwriters’ counsel review to the extent immediate release is required to comply with applicable Canadian Securities Laws or United States Securities Laws or other legislation or the rules and regulations of the TSX or the NASDAQ and further provided that the consent of the Underwriters shall not be required for the issuance of any such press releases, and provided further that any review and consent by the Underwriters shall not be unreasonably delayed or withheld.

(i) Amendments and Supplements to the Offering Documents and Other Securities Matters. If any event shall occur or condition exist as a result of which it is necessary, in the reasonable view of the Company in consultation with the Underwriters, to amend or supplement the Offering Documents so that the Offering Documents do not include any misrepresentation, or if in the reasonable opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Offering Documents to comply with applicable law, the Company agrees (subject to Section 4(c) and Section 4(d)) hereof to promptly prepare, file with the Commission and Canadian Securities Regulators, as applicable, and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Offering Documents so that the statements in the Offering Documents as so amended or supplemented will not include any misrepresentation or so that the Offering Documents, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 4(c) or Section 4(d).

(j) Blue Sky Compliance. Prior to any public offering of the Offered Shares, the Company will cooperate with the Representatives and counsel to the Underwriters in connection with the registration or qualification of the Offered Shares for offer and sale under the state or foreign securities or Blue Sky laws or Canadian provincial securities laws or laws of other foreign jurisdictions as the Representatives may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject.

(k) Use of Proceeds. The Company will apply the net proceeds from the offering and sale of the Offered Shares to be sold by the Company in the manner set forth in the Offering Documents under “Use of Proceeds.”

(l) Earnings Statement. The Company will make generally available to its security holders and to the Representatives as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent such statements are filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(m) Compliance with Securities Laws. The Company covenants with the Underwriters that the Company will, as soon as possible following the execution of this Agreement but, in any event, no later than the Qualification Deadline, (i) file the Canadian Prospectus Supplement including the Shelf Information in a form approved by the Underwriters, acting reasonably, in accordance with the passport system procedures provided for under NP 11-202 (the “Passport System”) with the British Columbia Securities Commission (in its capacity as the principal regulator under the Passport System) and with the Canadian Securities Regulators in each of the Qualifying Jurisdictions and (ii) voluntarily provide to the Commission on EDGAR the U.S. Final Prospectus in a form approved by the Underwriters, acting reasonably, and advise the Underwriters promptly when each such filings have been made. The Company will comply with the United States Securities Laws and Canadian Securities Laws so as to permit the completion of the offer and sale of the Offered Shares in the Qualifying Jurisdictions and the United States through the Underwriters or their respective affiliates or any other investment dealers or brokers duly registered in such jurisdictions as contemplated by this Agreement and the Offering Documents. Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the NASDAQ all reports and documents required to be filed under the Exchange Act.

(n) Marketing Materials.

(i) During the offer and sale of the Offered Shares: (A) the Company shall prepare, in consultation with the Representatives, and approve in writing, prior to such time any marketing materials are provided to potential investors in Offered Shares, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential investor, such marketing materials to comply in all material respects with Canadian Securities Laws and United States Securities Laws, as applicable, and to be acceptable in form and substance to the Company and the Underwriters, acting reasonably; (B) the Representatives shall, on behalf of the Underwriters, as contemplated by the Canadian Securities Laws and United States Securities Laws, as applicable, approve a template version reasonably acceptable to the Representatives of any such marketing materials in writing prior to the time such marketing materials are provided to potential purchasers of Offered Shares; (C) the Company shall deliver any such marketing materials to the Canadian Securities Regulators in compliance with Canadian Securities Laws; and (D) following the approvals set forth in subparagraphs (i) to (ii) above, the Underwriters may provide a limited-use version (within the meaning of NI 44-102) of such marketing materials to potential investors in Offered Shares in accordance with Canadian Securities Laws and United States Securities Laws, as applicable.

(ii) The Company and the Underwriters, on a several basis, covenant and agree during the offer and sale of the Offered Shares: (A) not to provide any potential investor with any materials or information in relation to the offer and sale of the Offered Shares or the Company, other than: (w) such marketing materials that have been approved in accordance with this Section 4(n); (x) the Offering Documents in accordance with this Agreement; (y) any standard term sheets approved in writing by the Company and the Representatives on behalf of the Underwriters; and (z) any “preliminary prospectus notice” or “final prospectus notice” (each as defined in NI 41-101); and (B) that any marketing materials approved and delivered in accordance with this Section 4(n), and any standard term sheets approved in writing by the Company and the Representatives, shall only be provided to potential investors in those jurisdictions where it is lawful for such party to do so.

(o) Due Diligence. Until the completion of the offer and sale of the Offered Shares, the Company shall permit the Underwriters to review and participate in the preparation of the Offering Documents and shall allow each of the Underwriters to conduct any due diligence investigations which any of them reasonably requires in order to fulfill its obligations as an underwriter under the Canadian Securities Laws and the United States Securities Laws, to avail themselves of a defence to any claim for misrepresentation in the Offering Documents, as applicable, and enable them to responsibly execute any certificate required to be executed by the Underwriters in any such documentation. Up to the later of the First Closing Date (or, with respect to the Optional Shares, each Option Closing Date) and the date of completion of the offer and sale of the Offered Shares, the Company shall allow each of the Underwriters to conduct any due diligence investigations that any of them reasonably requires to confirm that it continues to have reasonable grounds for the belief that the Offering Documents do not contain a misrepresentation as at such date or as at the date of such Offering Documents.

(p) Listing. The Company will use its best efforts to list the Offered Shares on the NASDAQ, subject to notice of issuance, and cause the Offered Shares to be conditionally approved for listing and posting for trading the Offered Shares on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(q) Agreement Not to Offer or Sell Additional Shares. During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Final Offering Documents (such period, as extended as described below, being referred to herein as the “Lock-up Period”), without the prior written consent of Needham & Company, LLC and Canaccord Genuity LLC, the Company will not (1) offer, sell, contract to sell, pledge, grant options, warrants or rights to purchase, or otherwise dispose of any equity securities of the Company or any other securities convertible into or exchangeable for its Shares or other equity security, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Shares, (3) file or cause the filing of any prospectus in Canada or registration statement under the Securities Act with respect to any Shares or other capital stock or any securities convertible into or exercisable or exchangeable for any Shares or other capital stock (other than the Registration Statement, or any required amendment or supplement thereto, filed to register the Offered Shares to be sold to the Underwriters pursuant to this Agreement), whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Shares or other securities, in cash or otherwise, (4) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (5) publicly announce the intention to do any of the foregoing; provided, however, that notwithstanding the foregoing, the Company may (i) issue Shares or securities convertible into, or exercisable, or exchangeable for, Shares pursuant to any equity incentive plan, employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date of the Final Offering Documents, (ii) issue Shares upon the conversion, exercise, settlement, or redemption of equity securities, including stock options, restricted share units, and performance share units, outstanding as of the date of the Final Offering Documents, (iii) file one or more registration statements on Form S-8 relating to stock options, other equity awards, or employee benefit plans of the Company described in the Final Offering Documents, (iv) offer, issue and sell Shares, or any securities convertible into, or exercisable, or exchangeable for, Shares, in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance, partnership, the acquisition or license of the business, property, technology or other assets of another individual or entity, or the assumption of an employee benefit plan in connection with such a merger or acquisition), or (v) offer, issue and sell Shares, or any securities convertible into, or exercisable, or exchangeable for, Shares, on an arm’s length basis to any unaffiliated partners, distributors, or any other similar parties pursuant to a collaboration, licensing agreement, strategic alliance, distribution agreement, partnering agreement or similar transaction; provided, however, that the aggregate number of securities (on an as-converted basis) that the Company may issue or agree to issue pursuant to clauses (iv) and (v) shall not exceed 5% of the number of Shares outstanding immediately after the issuance and sale of such securities, and provided, further, that each recipient of such securities pursuant to clauses (iv) and (v) agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up letter described in subsection (r) hereof.

(r) Certain Lock-Up Agreements. The Company will cause each of its executive officers and directors set forth in Schedule V hereto to enter into lock-up agreements with the Representatives to the effect that they will not, without the prior written consent of the Representatives, sell, contract to sell or otherwise dispose of any shares of Shares or rights to acquire such shares according to the terms set forth in Schedule IV hereto.

(s) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no director, officer or controlled affiliate of the Company takes, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or any reference security with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its directors, officers and controlled affiliates to comply with all applicable provisions of Regulation M.

(t) Company to Provide Interim Financial Statements. Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they are substantially in final form, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing or incorporated by reference in the Offering Documents.

(u) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(v) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of the (i) time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

(w) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or reimburse if paid by the Underwriters all costs and expenses incident to the performance of the obligations of the Company under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) the preparation, printing and filing of the Offering Documents, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (v) the preparation and delivery of certificates representing the Offered Shares, (vi) furnishing (including costs of shipping and mailing) such copies of the Offering Documents, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, as may be requested for use in connection with the offering and sale of the Offered Shares by the Underwriters or by dealers to whom Offered Shares may be sold, (vii) the fees and expenses associated with listing the Offered Shares on the TSX and the NASDAQ, (viii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of Financial Industry Regulatory Authority, Inc. related to the Underwriters’ participation in the offer and sale of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (ix) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions (provided that such legal fees of, and disbursements by, counsel to the Underwriters under clauses (viii) and (x) shall not exceed $10,000 in the aggregate), (x) fees, disbursements and other charges of counsel to the Company and of the Accountants, (xi) the transfer agent for the Offered Shares, and (xii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, provided that the Company will only be liable for any cost of chartered aircraft if it provided express prior consent to the use and charter and cost of such aircraft.

5. Further Agreements.

(a) Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

6. Conditions of the Obligations of the Underwriters. The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to each of the following additional conditions:

(a) Delivery of Documents. The Company shall deliver or cause to be delivered to each of the Underwriters and the Underwriters’ counsel at the respective times indicated, the following documents:

(i) At or prior to the filing thereof with the Canadian Securities Regulators: (x) a copy of the Canadian Prospectus Supplement and any Canadian Prospectus Amendment, in each case signed and certified as required by the Canadian Securities Laws applicable in the Qualifying Jurisdictions, in the English language; and (y) a copy of any other document required to be filed by the Company along with the Canadian Prospectus Supplement or in connection with the offering and sale of the Offered Shares under Canadian Securities Laws.

(ii) As soon as practicable, after the filing of the Canadian Prospectus Supplement with the Canadian Securities Regulators, a copy of the acknowledgment of filing of the U.S. Final Prospectus on EDGAR.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date:

(i) The Company shall have filed the U.S. Final Prospectus with the Commission in the manner and within the time period required by Form F-10 under the Securities Act.

(ii) No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the U.S. Final Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as described in or contemplated by the Registration Statement and the U.S. Final Prospectus, and (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not described in the Registration Statement and the U.S. Final Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Offered Shares by the Underwriters at the public offering price.

(d) No Material Actions or Proceedings. Since the respective dates as of which information is given in the Registration Statement and the U.S. Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company, any of its Subsidiaries, or any of its or their officers or directors in their capacities as such, before or by any federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would, in the judgment of the Representatives, have a Material Adverse Change or if, in the judgment of the Representatives, any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriters at the public offering price.

(e) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Change qualification) or in all material respects (in the case of any other representation and warranty) at the First Closing Date and, with respect to the Optional Shares, at the applicable Option Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the First Closing Date and, with respect to the Optional Shares, at or prior to the applicable Option Closing Date, shall have been duly performed, fulfilled or complied with.

(f) Opinions of Counsel for the Company. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received (i) the opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, dated as of such date, in form and substance previously agreed to between Cooley LLP and DLA Piper LLP (US), counsel to the Underwriters, and to such further effect as the Representatives shall reasonably request and, (ii) the opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, dated as of such date, in form and substance previously agreed to between Blakes, Cassels & Graydon LLP and DLA Piper LLP (US), counsel to the Underwriters, and to such further effect as the Representatives shall reasonably request.

(g) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received the opinion and negative assurance letter of DLA Piper LLP (US), counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Representatives.

(h) Comfort Letter. On the date hereof, the Representatives shall have received from the Accountants, a “comfort” letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, Preliminary Offering Documents and each free writing prospectus, if any.

(i) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received from the Accountants, a “comfort” letter dated such date, in form and substance satisfactory to the Representatives, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(h), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information contained in the Final Offering Documents.

(j) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date, the Representatives shall have received a certificate executed by the Chief Executive Officer of the Company and the Interim Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i) for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 3 of this Agreement are true and correct in all respects (in the case of any representation and warranty containing a materiality or Material Adverse Change qualification) or in all material respects (in the case of any other representation and warranty) with the same force and effect as though expressly made on and as of such date;

(iii) the Company has complied with all the covenants and agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date; and

(iv) the Final Offering Documents (except any information, statement or omission relating solely to the Underwriters made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use in the Final Offering Documents) (i) do not contain a misrepresentation; (ii) in the case of the Canadian Final Prospectus does contain full, true and plain disclosure of all material facts relating to the Company and the Offered Shares; and (iii) do not contain an untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(k) Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Schedule IV hereto from each of the persons listed on Schedule V hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Qualification of Offered Shares. The Offered Shares shall be qualified for sale in such jurisdictions as the Representatives may reasonably request and each such qualification shall be in effect and not subject to any stop order or other proceeding on the First Closing Date or the applicable Option Closing Date.

(m) Approval of Listing. At the First Closing Date, the Offered Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(n) CFO Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Interim Chief Financial Officer with respect to certain financial data contained in the Time of Sale Prospectus and the Final Offering Documents, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(o) Intellectual Property Certificate. On the date of this Agreement and on the First Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its Vice President, Legal with respect to the Company’s intellectual property, in form and substance reasonably satisfactory to the Representatives.

(p) Additional Documents. The Company shall have furnished to the Representatives such certificates (including a Secretary’s Certificate and any good standing certificates), in addition to those specifically mentioned herein, as the Representatives may have reasonably requested as to the accuracy and completeness at the First Closing Date and the applicable Option Closing Date of any statement in the Offering Documents, as to the accuracy at the First Closing Date and the applicable Option Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Representatives.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice from the Representatives to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4(w), Section 7 and Section 8 shall at all times be effective and shall survive such termination.

7. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, Canadian Securities Laws or other federal, provincial or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A)(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any misrepresentation, untrue statement or alleged misrepresentation or untrue statement of a material fact included in any Preliminary Offering Document, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or any Offering Document (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or

(ii) above; (B) the violation by the Company of any Canadian Securities Laws, United States Securities Laws or laws or regulations of foreign jurisdictions relating to or connected with the distribution of the Offered Shares; and (C) any order made or enquiry, investigation or proceedings commenced or threatened by any securities commission or other competent authority based upon any untrue statement of a material fact, or misrepresentation or alleged untrue statement of a material fact, or misrepresentation in the Offering Documents or omission or alleged omission to state therein any material fact required to be stated therein or necessary to make any of the statements therein not misleading in light of the circumstances in which they were made, preventing or restricting the trading in or the sale or distribution of the Offered Shares in any jurisdiction; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any misrepresentation or untrue statement or alleged misrepresentation or untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representatives in writing expressly for use in the Registration Statement, any Preliminary Offering Document, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or any Offering Document (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 7(b) below. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, Canadian Securities Laws or other federal, provincial or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any misrepresentation, untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Document, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or any Offering Document (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such Preliminary Offering Document, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or any Offering Document (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representatives in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Representatives have furnished to the Company expressly for use in the Registration Statement, any Preliminary Offering Document, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or any Offering Document (or any amendment or supplement to the foregoing) are the statements set forth in the eleventh, fourteenth and seventeenth paragraphs under the caption “Underwriting” in the Preliminary Offering Documents and the Final Offering Documents. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election to so assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representatives (in the case of counsel for the indemnified parties referred to in Section 7(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 7(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d) If the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a), (b) and (c) of this Section 7 in respect of any losses, claims, liabilities, expenses and damages referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) by such indemnified party as a result of such losses, claims, liabilities, expenses and damages in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against any such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

(e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of any of the Offered Shares and payment therefor, or (iii) any termination of this Agreement.

8. Termination. Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representatives by written notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by any securities commission or comparable authority or by either the NASDAQ or the TSX, or trading in securities generally on the NASDAQ or the TSX shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) any enquiry, action, suit, investigation or other proceeding is instituted or announced or any order is made by any federal, provincial, state or other governmental authority in relation to the Company or any of its subsidiaries, or there is any change in law, or the interpretation or administration thereof, or there is a general banking moratorium shall have been declared by any of federal, New York, or Canadian authorities or a material disruption in commercial banking or securities settlement or clearance services, which, in each case, in the reasonable judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Final Offering Documents or to enforce contracts for the sale of securities; (iii) there shall have occurred any event, action, state, condition or major financial occurrence of national or international consequence or any action, including any act of terrorism, war or like event, any outbreak or escalation of national or international hostilities or any crisis or calamity or any governmental action, law, regulation, inquiry or other similar occurrence, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, Canada’s or international political, financial or economic conditions, as in the reasonable judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Final Offering Documents or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Representatives there shall have occurred any Material Adverse Change; (v) there should occur, be discovered by the Underwriters or be announced by the Company, any material change, new material fact or a change in any material fact such as is contemplated by Section 4(h), or there should be discovered any previously undisclosed material fact required to be disclosed in the Offering Documents, which results or, in the sole opinion of any Underwriter, acting reasonably, might reasonably be expected to result, in the purchasers of a material number of Offered Shares exercising their right under applicable legislation to withdraw from their purchase of Offered Shares or which, in the opinion of any of the Underwriters, acting reasonably, has or would be reasonably expected to have a significant adverse effect on the market price or value of the Offered Shares; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives, acting reasonably, may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Section 4(w) or Section 8 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 7 shall at all times be effective and shall survive such termination.

9. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase any of the Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Firm Shares, the other Underwriters shall be obligated, severally and not jointly, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase, in the proportions which the number of Firm Shares that they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Firm Shares which all such non-defaulting Underwriters have so agreed to purchase, or in such other proportions as the Representatives may specify. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Final Offering Documents or in any other documents or arrangements may be effected. If any Underwriter or Underwriters shall fail or refuse to purchase any Firm Shares that it or they agreed to purchase hereunder and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase exceeds one-tenth of the aggregate number of the Firm Shares and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement. Any action taken pursuant to this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. No Fiduciary Relationship. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Company acknowledges and agrees that (i) the purchase and sale of the Offered Shares pursuant to this Agreement (including the determination of the terms of the offering of the Offered Shares) is an arm’s-length commercial transaction between the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and have no obligation to disclose or account to the Company for any of such differing interests, and (v) the Company has consulted its own legal, tax, accounting and financial advisors to the extent it deemed appropriate. The Company hereby agrees that it will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

11. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing, shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication, and, unless otherwise specified, shall be mailed or otherwise delivered or transmitted (a) if to the Company, at the office of the Company, Absolute Software Corporation, 1400 – 1055 Dunsmuir Street, Vancouver, BC V7X 1K8, Attention: Maninder Malli, with a copy to Blake, Cassels & Graydon LLP, 2600 – 595 Burrard Street, Vancouver, BC V7X 1L3, Attention: Andrew McLeod and Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304-1130, Attention: Jon Avina, John McKenna; or (b) if to the Underwriters, to the Representatives at the offices of Needham & Company, LLC, 250 Park Avenue, New York, NY 10177, Attention: Corporate Finance Department and of Canaccord Genuity LLC, 99 High Street, 12th Floor, Boston, Massachusetts 02110, to the attention of U.S. ECM and General Counsel, with a copy to DLA Piper LLP (US), 401 Congress Avenue, Suite 2500, Austin, TX 78701, telecopy number: (512) 457-7001, Attention: John J. Gilluly III, P.C. and Patrick O’Malley, Esq. Any such notice shall be effective only upon receipt. Any notice under Section 9 or 10 may be made by telecopier or telephone, but if so made shall be subsequently confirmed in writing.

12. Successors. Agreement has been and is made solely for the benefit of the several Underwriters, the Company, and the controlling persons, directors and officers referred to in Section 7, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14. Governing Law Provisions.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States has irrevocably appointed CT Corporation System, which currently maintains a New York City office at 28 Liberty Street, New York, New York 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

16. General Provisions.

Any action required or permitted to be made by the Representatives under this Agreement may be taken by Needham & Company, LLC and/or Canaccord Genuity LLC.

As used in this Agreement, “business day” means any day on which NASDAQ and the TSX is open for trading, “knowledge” means the knowledge of the directors and officers of the Company after reasonable inquiry.

This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

Very truly yours,

ABSOLUTE SOFTWARE CORPORATION

By:
Name: Leigh Ramsden
Title: Interim Chief Financial Officer

Confirmed as of the date first

above mentioned:

NEEDHAM & COMPANY, LLC

Acting on behalf of itself

and as a Representative of

the other several Underwriters

named in Schedule I hereto.

NEEDHAM & COMPANY, LLC

By:
Name:
Title:

Confirmed as of the date first

above mentioned:

CANACCORD GENUITY LLC

Acting on behalf of itself

and as a Representative of

the other several Underwriters

named in Schedule I hereto.

CANACCORD GENUITY LLC

By:
Name:
Title:

Confirmed as of the date first

above mentioned:

CANACCORD GENUITY CORP.

Acting on behalf of itself

and as a Representative of

the other several Underwriters

named in Schedule I hereto.

CANACCORD GENUITY CORP.

By:
Name:
Title:

Confirmed as of the date first

above mentioned:

RAYMOND JAMES & ASSOCIATES, INC.

Acting on behalf of itself

and as a Representative of

the other several Underwriters

named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

Confirmed as of the date first

above mentioned:

RAYMOND JAMES LTD.

Acting on behalf of itself

and as a Representative of

the other several Underwriters

named in Schedule I hereto.

RAYMOND JAMES LTD.

By:
Name:
Title:

SCHEDULE I

UNDERWRITERS

Underwriters	Number of Firm Shares to be Purchased
Needham & Company, LLC	[_______]
Canaccord Genuity LLC	[_______]
Canaccord Genuity Corp.	[_______]
Raymond James & Associates, Inc.	[_______]
Raymond James Ltd.	[_______]
Total	[______	]

SCHEDULE II

Issuer General Use Free Writing Prospectuses:

[None]

Permitted Free Writing Prospectuses:

[None]

Additional Documents Incorporated by Reference:

[None]

Other Information Included in the General Disclosure Package:

The following information is also included in the General Disclosure Package:

1.	Number of Firm Shares to be Issued by the Company: $[_________]

2.	Public Offering Price: $[___] per share

3.	Net Proceeds to the Company for Firm Shares, before expenses: $[______]

4.	Number of Optional Shares: [________].

SCHEDULE III

Permitted Section 5(d) Communications

SCHEDULE IV

FORM OF LOCK-UP AGREEMENT

[•], 2020

NEEDHAM & COMPANY, LLC

CANACCORD GENUITY LLC

As Representatives of the several Underwriters

c/o Needham & Company, LLC

250 Park Avenue

New York, New York 100177

c/o Canaccord Genuity LLC

99 High Street, 12th Floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

The undersigned understands that each of Needham & Company, LLC and Canaccord Genuity LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Absolute Software Corporation, a corporation existing under the British Columbia Business Corporations Act (the “Company”), providing for a public offering (the “Offering”) by the several underwriters listed in Schedule I of the Underwriting Agreement (the “Underwriters”) of common shares ( “Shares”) of the Company. The undersigned recognizes that such Offering will be of benefit to the undersigned. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, during the period commencing as of the date hereof and ending on the date that is 90 days after the date of the final U.S. prospectus supplement relating to the Offering (the “Final Prospectus Supplement”) (such period, the “Lock-Up Period”), the undersigned will not, without the prior written approval of the Representatives, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Shares (such Shares or such other securities collectively, the “Securities”), (2) enter into any hedging, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Securities or (4) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to:

(a) receipt of securities (including on a “net” basis) solely made in connection with exercises of outstanding stock options or warrants or vesting and/or redemptions (as prescribed in the applicable equity incentive plan) of restricted share units, performance share units or other equity awards of the Company, provided that any Shares received upon such exercise, vesting and/or redemption will be subject to the terms of this lock-up agreement;

(b) a transfer of Shares or securities convertible into, or exercisable or exchangeable/redeemable for Shares to immediate family members, family partnerships, or trusts, the only partners or beneficiaries of which are the undersigned and/or a member of his or her immediate family;

(c) transfers upon the death of the undersigned to his or her executors, legatees or beneficiaries, including by will or other testamentary document or intestacy, or a bona fide gift, including to a charitable organization or educational institution, or for bona fide estate planning purposes;

(d) transactions relating to the Shares or other securities acquired in the Offering or in open market transactions after the completion of the Offering; provided that no filing shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Shares or other securities acquired in such open market transactions;

(e) the transfer of Shares or any security convertible into or exercisable or exchangeable/redeemable for Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement, separation agreement or other court order;

(f) the transfer to the Company of Shares or any security convertible into or exercisable or exchangeable for Shares upon death, disability, termination of employment or cessation of services;

(g)(1) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (2) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended) of the undersigned; or (3) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership);

(h) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b), (c) and (g) above;

(i) any transfer of Shares or any security convertible into or exercisable or exchangeable for Shares to the Company pursuant to arrangements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such share;

(j) the transfer of Shares or any security convertible into or exercisable or exchangeable/redeemable for Shares pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company, made to all holders of Shares involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Shares owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement;

(k) the entry into, establishment or amendment of trading plans by the undersigned pursuant to Rule 10b5-1 under the Exchange Act, automatic securities disposition plans or trading plans to a similar effect permitted under applicable Canadian (federal or provincial) laws, rules and regulations, in each case for the transfer of Securities, if then permitted by the Company; provided that such plans do not provide for the transfer of Securities during the Lock-up Period; and

(l) the transfer of Shares in connection with the vesting, redemption, settlement, or exercise of restricted share units or performance share units to receive or purchase Shares (including, in each case, by way of “net” or “cashless” exercise/redemption), including for the payment of the exercise or redemption price, transaction fees and/or tax withholdings or remittance payments due as a result of the vesting, redemption, settlement, or exercise of such securities, provided that any remaining Shares received upon such exercise, redemption, vesting, settlement or conversion following such transfer shall be subject to the terms of this lock-up agreement;

provided that, (i) in the case of any transfers pursuant to clauses (b), (c), (g) and (h) above, each transferee or donee agrees to be bound in writing by the terms of this lock-up agreement prior to such transfer and (ii) in the case of any transfers pursuant to clauses (b), (c), (f), (g), (h) and (l), it shall be a condition to such transfer that any required regulatory or public filing, report or announcement reporting a reduction in beneficial ownership of Shares shall clearly indicate therein the nature and conditions of such transfer (to the extent permitted by law and the mandatory filing format).

For purposes of clause (b), “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

For purposes of clause (j), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) more than 50% of the number of outstanding voting securities of the Company (or the surviving entity) and 50% of the voting control of the outstanding voting securities of the Company (or the surviving entity).

The undersigned confirms that he, she or it understands that the Underwriters and the Company will rely upon the representations set forth in this lock-up agreement in proceeding with the Offering. The undersigned further confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

This lock-up agreement shall automatically terminate upon the earliest to occur of (a) the date the Company notifies the Representatives in writing prior to the execution of the Underwriting Agreement that the Company does not intend to proceed with the Offering; (b) the termination date of the Underwriting Agreement (other than the provisions thereof that survive termination), provided that no Shares have been delivered and paid for pursuant to the Underwriting Agreement before such date; (c) the withdrawal of the Registration Statement prior to execution of the Underwriting Agreement; and (d) October 31, 2020 in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned on or prior to October 31, 2020 extend such date for a period of up to an additional three months, at the Company’s discretion).

This lock-up agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This lock-up agreement and any claim, controversy or dispute arising under or related to this lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

[remainder of the page intentionally blank]

IF AN INDIVIDUAL:	Very truly yours, IF AN ENTITY:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Address:	Address:

E-mail:	E-mail:

SCHEDULE V

DIRECTORS AND OFFICERS

SIGNING LOCK-UP AGREEMENT

Non-Employee Directors

Daniel Ryan

Lynn Atchison

Gregory Monahan

Salvatore Visca

Gerhard Watzinger

Executive Officers

Christy Wyatt

Leigh Ramsden

Nicholas van Someren

William Morris

Sean Maxwell

EXHIBIT A

SUBSIDIARIES

Absolute Software, Inc.

Absolute Software EMEA Limited

Absolute Software (ASIA) Pte. Ltd.

Absolute Software Pty. Ltd.

Absolute Software (Vietnam) Company Limited

Absolute Software (2015) Inc.

Absolute Software K.K.

609713 B.C. Ltd.

Computer Recovery Inc.